Exhibit 99.1

The Bancorp, Inc. Reports Fourth Quarter and Full Year 2022 Financial Results and Updates 2023 Guidance

Wilmington, DE – January 26, 2023 – The Bancorp, Inc. ("The Bancorp" or “we”) (NASDAQ: TBBK), a financial holding company, today reported financial results for the fourth quarter of 2022.

Highlights

•	The Bancorp reported net income of $40.2 million, or $0.71 per diluted share, for the quarter ended December 31, 2022, compared to net income of $27.0 million, or $0.46 per diluted share, for the quarter ended December 31, 2021, or a 54% increase in income per diluted share.

•	Return on assets and equity for the quarter ended December 31, 2022 amounted to 2.1% and 24%, respectively, compared to 1.7% and 17%, respectively, for the quarter ended December 31, 2021 (all percentages “annualized”).

•	Net interest income increased 47% to $76.8 million for the quarter ended December 31, 2022, compared to $52.2 million for the quarter ended December 31, 2021.

•	Net interest margin amounted to 4.21% for the quarter ended December 31, 2022, compared to 3.51% for the quarter ended December 31, 2021, and 3.69% for the quarter ended September 30, 2022.

•	Excluding commercial loans, at fair value, which were originally generated for sale, total loans increased to $5.49 billion at December 31, 2022, compared to $5.27 billion at September 30, 2022 and $3.75 billion at December 31, 2021. Those increases reflected growth of 4% quarter over quarter and 45% year over year. Those percentage increases exclude the impact of $50.4 million of December 31, 2022 balances previously included in discontinued assets which were reclassified to loans held for investment in the first quarter of 2022.

•	Gross dollar volume (“GDV”), representing the total amounts spent on prepaid and debit cards, increased $3.25 billion, or 13%, to $28.07 billion for the quarter ended December 31, 2022 compared to the quarter ended December 31, 2021. Total prepaid, debit card, ACH and other payment fees increased 10% to $21.8 million for fourth quarter 2022 compared to the fourth quarter of 2021.

•	SBLOC (securities backed lines of credit), IBLOC (insurance backed lines of credit) and investment advisor financing loans collectively increased 22% year over year and decreased 1% quarter over quarter to $2.50 billion at December 31, 2022.

•	Small Business Loans, including those held at fair value, grew 10% year over year to $763.8 million at December 31, 2022, and 4% quarter over quarter. That growth is exclusive of PPP loan balances which amounted to $4.5 million and $44.8 million, respectively, at December 31, 2022 and December 31, 2021.

•	Direct lease financing balances increased 19% year over year to $632.2 million at December 31, 2022, and 5% quarter over quarter.

•	We resumed non-SBA commercial real estate bridge lending in the third quarter of 2021. At December 31, 2022, the balance of such real estate bridge loans, consisting of apartment buildings, was $1.67 billion compared to $1.49 billion at September 30, 2022, reflecting quarter over quarter growth of 12%. At December 31, 2021, these loans totaled $621.7 million.

•	The average interest rate on $6.80 billion of average deposits and interest-bearing liabilities during the fourth quarter of 2022 was 1.77%. Average deposits of $6.62 billion for the fourth quarter of 2022, reflected an increase of 25% from the $5.31 billion of average deposits for the quarter ended December 31, 2021.

•	As of December 31, 2022, tier one capital to assets (leverage), tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 to risk-weighted assets ratios were 9.63%, 13.40%, 13.87% and 13.40%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively. The Bancorp and its wholly owned subsidiary, The Bancorp Bank, National Association, each remain well capitalized under banking regulations.

•	Book value per common share at December 31, 2022 was $12.46 per share compared to $11.37 per share at December 31, 2021, an increase of 10%. Increases resulting from retained earnings were partially offset by reductions in the market value of securities available for sale, which are recognized through equity.

1

•	The Bancorp repurchased 553,003 shares of its common stock at an average cost of $27.12 per share during the quarter ended December 31, 2022.

“We finished 2022 with significant improvements in profitability, NIM and GDV growth" said CEO and President Damian Kozlowski. "Our team continues to be focused on further improving our arguably best fintech ecosystem in banking, maintaining a lower risk balance sheet than peers, continuing our rigorous risk management and increasing profitability. We believe 2023 will be another substantial move forward on all fronts and we confirm our guidance of $3.20 a share, an improvement of approximately 40% over 2022 EPS. We expect to increase our share repurchases to $25 million per quarter, or $100 million in 2023, from $15 million a quarter, or $60 million, in 2022.”

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, January 27, 2023 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or you may dial 1.888.396.8049, access code 92735961. You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, February 3, 2023 by dialing 1.877.674.7070, access code 735961#.

About The Bancorp

The Bancorp, Inc. (NASDAQ: TBBK), headquartered in Wilmington, Delaware, through its subsidiary, The Bancorp Bank, National Association, (or “The Bancorp Bank, N. A.”) provides non-bank financial companies with the people, processes, and technology to meet their unique banking needs. Through its Fintech Solutions, Institutional Banking, Commercial Lending, and Real Estate Bridge Lending businesses, The Bancorp provides partner-focused solutions paired with cutting-edge technology for companies that range from entrepreneurial startups to Fortune 500 companies. With over 20 years of experience, The Bancorp has become a leader in the financial services industry, earning recognition as the #1 issuer of prepaid cards in the U.S., a nationwide provider of bridge financing for real estate capital improvement plans, an SBA National Preferred Lender, a leading provider of securities-backed lines of credit, with one of the few bank-owned commercial vehicle leasing groups. By its company-wide commitment to excellence, The Bancorp has also been ranked as one of the 100 Fastest-Growing Companies by Fortune, a Top 50 Employer by Equal Opportunity Magazine and was selected to be included in the S&P Small Cap 600. For more about The Bancorp, visit https://thebancorp.com/.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements." These statements may be identified by the use of forward-looking terminology, including but not limited to the words “intend,” “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “plan,” “estimate,” “continue,” or similar words , and are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results, events or achievements to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the Securities and Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this press release, except as may be required under applicable law.

The Bancorp, Inc. Contact

Andres Viroslav

Director, Investor Relations

215-861-7990

andres.viroslav@thebancorp.com

Source: The Bancorp, Inc.

2

The Bancorp, Inc.

Financial highlights

(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
Consolidated condensed income statements	2022	2021	2022	2021
	(Dollars in thousands, except per share and share data)

Net interest income	$76,760	$52,157	$248,841	$210,876
Provision for credit losses	2,777	1,626	7,108	3,110
Non-interest income
ACH, card and other payment processing fees	2,383	1,921	8,935	7,526
Prepaid, debit card and related fees	19,371	17,776	77,236	74,654
Net realized and unrealized gains on commercial loans, at fair value	2,269	6,004	13,531	14,885
Leasing related income	1,256	1,757	4,822	6,457
Other non-interest income	461	768	1,159	1,227
Total non-interest income	25,740	28,226	105,683	104,749
Non-interest expense
Salaries and employee benefits	27,520	28,159	105,368	105,998
Data processing expense	1,245	1,183	4,972	4,664
Legal expense	703	1,499	3,878	6,848
Legal settlement	—	—	1,152	—
Civil money penalty	—	—	1,750	—
FDIC insurance	944	351	3,270	5,586
Software	4,181	4,224	16,211	15,659
Other non-interest expense	8,882	7,784	32,901	29,595
Total non-interest expense	43,475	43,200	169,502	168,350
Income from continuing operations before income taxes	56,248	35,557	177,914	144,165
Income tax expense	16,007	8,529	47,701	33,724
Net income from continuing operations	40,241	27,028	130,213	110,441
Discontinued operations
(Loss) income from discontinued operations before income taxes	—	(36)	—	288
Income tax expense	—	—	—	76
Net (loss) income from discontinued operations, net of tax	—	(36)	—	212
Net income	$40,241	$26,992	$130,213	$110,653

Net income per share from continuing operations - basic	$0.72	$0.47	$2.30	$1.93
Net income per share from discontinued operations - basic	$—	$—	$—	$—
Net income per share - basic	$0.72	$0.47	$2.30	$1.93

Net income per share from continuing operations - diluted	$0.71	$0.46	$2.27	$1.88
Net income per share from discontinued operations - diluted	$—	$—	$—	$—
Net income per share - diluted	$0.71	$0.46	$2.27	$1.88
Weighted average shares - basic	55,885,015	56,966,661	56,556,303	57,190,311
Weighted average shares - diluted	56,588,011	58,369,204	57,268,946	58,830,437

3

Condensed consolidated balance sheets	December 31,	September 30,	June 30,	December 31,
	2022 (unaudited)	2022 (unaudited)	2022 (unaudited)	2021
	(Dollars in thousands, except per share and share data)
Assets:
Cash and cash equivalents
Cash and due from banks	$24,063	$22,537	$12,873	$5,382
Interest earning deposits at Federal Reserve Bank	864,126	700,175	329,992	596,402
Total cash and cash equivalents	888,189	722,712	342,865	601,784

Investment securities, available-for-sale, at fair value	766,016	790,594	826,616	953,709
Commercial loans, at fair value	589,143	818,040	995,493	1,388,416
Loans, net of deferred fees and costs	5,486,853	5,267,375	4,754,697	3,747,224
Allowance for credit losses	(22,374)	(19,689)	(19,087)	(17,806)
Loans, net	5,464,479	5,247,686	4,735,610	3,729,418
Federal Home Loan Bank, Atlantic Central Bankers Bank, and Federal Reserve Bank stock	12,629	12,629	1,643	1,663
Premises and equipment, net	18,401	18,443	16,693	16,156
Accrued interest receivable	32,005	25,506	19,264	17,871
Intangible assets, net	2,049	2,149	2,248	2,447
Other real estate owned	21,210	18,873	18,873	18,873
Deferred tax asset, net	19,703	27,241	23,344	12,667
Assets held-for-sale from discontinued operations	—	—	—	3,268
Other assets	89,176	93,201	137,086	96,967
Total assets	$7,903,000	$7,777,074	$7,119,735	$6,843,239

Liabilities:
Deposits
Demand and interest checking	$6,559,617	$5,934,591	$5,394,562	$5,561,365
Savings and money market	140,496	575,381	486,189	415,546
Time deposits, $100,000 and over	330,000	401,331	—	—
Total deposits	7,030,113	6,911,303	5,880,751	5,976,911

Securities sold under agreements to repurchase	42	42	42	42
Short-term borrowings	—	—	385,000	—
Senior debt	99,050	98,958	98,866	98,682
Subordinated debenture	13,401	13,401	13,401	13,401
Other long-term borrowings	10,028	38,928	39,125	39,521
Other liabilities	56,335	50,704	46,014	62,228
Total liabilities	$7,208,969	$7,113,336	$6,463,199	$6,190,785

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 55,689,627 and 57,370,563 shares issued and outstanding at December 31, 2022 and 2021, respectively	55,690	56,202	56,865	57,371
Additional paid-in capital	299,279	311,569	323,774	349,686
Retained earnings	369,319	329,078	298,474	239,106
Accumulated other comprehensive (loss) income	(30,257)	(33,111)	(22,577)	6,291
Total shareholders' equity	694,031	663,738	656,536	652,454

Total liabilities and shareholders' equity	$7,903,000	$7,777,074	$7,119,735	$6,843,239

4

Average balance sheet and net interest income	Three months ended December 31, 2022			Three months ended December 31, 2021
	(Dollars in thousands; unaudited)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans, net of deferred fees and costs*	$6,083,587	$94,477	6.21%	$4,766,271	$48,792	4.09%
Leases-bank qualified**	2,952	50	6.78%	4,465	76	6.81%
Investment securities-taxable	782,046	8,483	4.34%	954,172	5,770	2.42%
Investment securities-nontaxable**	3,559	32	3.60%	3,558	31	3.49%
Interest earning deposits at Federal Reserve Bank	424,255	3,886	3.66%	208,120	65	0.12%
Net interest earning assets	7,296,399	106,928	5.86%	5,936,586	54,734	3.69%

Allowance for credit losses	(20,227)			(17,108)
Assets held-for-sale from discontinued operations	—	—	—	83,821	708	3.38%
Other assets	223,692			189,760
	$7,499,864			$6,193,059

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$5,891,947	$21,350	1.45%	$4,931,891	$1,015	0.08%
Savings and money market	474,302	4,332	3.65%	373,381	114	0.12%
Time deposits	257,231	2,193	3.41%	—	—	—
Total deposits	6,623,480	27,875	1.68%	5,305,272	1,129	0.09%

Short-term borrowings	26,847	271	4.04%	53,315	34	0.26%
Repurchase agreements	42	—	—	41	—	—
Long-term borrowings	38,951	498	5.11%	—	—	—
Subordinated debentures	13,401	226	6.75%	13,401	112	3.34%
Senior debt	99,005	1,280	5.17%	100,419	1,280	5.10%
Total deposits and liabilities	6,801,726	30,150	1.77%	5,472,448	2,555	0.19%

Other liabilities	19,254			75,395
Total liabilities	6,820,980			5,547,843

Shareholders' equity	678,884			645,216
	$7,499,864			$6,193,059
Net interest income on tax equivalent basis**		$76,778			$52,887

Tax equivalent adjustment		18			22

Net interest income		$76,760			$52,865
Net interest margin **			4.21%			3.51%

* Includes commercial loans, at fair value. All periods include non-accrual loans.

** Full taxable equivalent basis, using a statutory Federal tax rate of 21% for 2022 and 2021.

NOTE: In the table above, interest on loans for 2022 and 2021 includes $12,000 and $991,000, respectively, of interest and fees on PPP loans.

5

Average balance sheet and net interest income	Year ended December 31, 2022			Year ended December 31, 2021
	(Dollars in thousands; unaudited)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans, net of deferred fees and costs*	$5,670,957	$275,651	4.86%	$4,597,977	$192,338	4.18%
Leases-bank qualified**	3,479	235	6.75%	5,557	377	6.78%
Investment securities-taxable	855,629	25,598	2.99%	1,059,229	28,661	2.71%
Investment securities-nontaxable**	3,559	125	3.51%	3,757	130	3.46%
Interest earning deposits at Federal Reserve Bank	479,791	6,762	1.41%	637,056	715	0.11%
Net interest earning assets	7,013,415	308,371	4.40%	6,303,576	222,221	3.53%

Allowance for credit losses	(19,374)			(16,469)
Assets held for sale from discontinued operations	—	—	—	95,527	3,096	3.24%
Other assets	213,491			217,476
	$7,207,532			$6,600,110

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$5,670,818	$39,872	0.70%	$5,321,283	$5,022	0.09%
Savings and money market	510,370	8,524	1.67%	427,708	601	0.14%
Time deposits	86,907	2,740	3.15%	—	—	—
Total deposits	6,268,095	51,136	0.82%	5,748,991	5,623	0.10%

Short-term borrowings	60,312	1,538	2.55%	19,958	49	0.25%
Repurchase agreements	41	—	—	41	—	—
Long-term borrowings	39,202	1,004	2.56%	—	—	—
Subordinated debentures	13,401	658	4.91%	13,401	449	3.35%
Senior debt	98,865	5,118	5.18%	100,283	5,118	5.10%
Total deposits and liabilities	6,479,916	59,454	0.92%	5,882,674	11,239	0.19%

Other liabilities	54,374			100,627
Total liabilities	6,534,290			5,983,301

Shareholders' equity	673,242			616,809
	$7,207,532			$6,600,110
Net interest income on tax equivalent basis**		$248,917			$214,078

Tax equivalent adjustment		76			106

Net interest income		$248,841			$213,972
Net interest margin **			3.55%			3.35%

* Includes commercial loans, at fair value. All periods include non-accrual loans.

** Full taxable equivalent basis, using a statutory Federal tax rate of 21% for 2022 and 2021.

NOTE: In the table above, the 2021 interest on loans reflects $4.6 million of interest and fees which were earned on a short-term line of credit to another institution to initially fund PPP loans, which did not materially increase average loans or assets and which are not expected to recur. Interest on loans for 2022 and 2021 includes $514,000 and $5.8 million, respectively, of interest and fees on PPP loans.

6

Allowance for credit losses	Year ended
	December 31,	December 31,
	2022 (unaudited)	2021
	(Dollars in thousands)

Balance in the allowance for credit losses at beginning of period (1)	$17,806	$16,082

Loans charged-off:
SBA non-real estate	885	1,138
SBA commercial mortgage	—	417
Direct lease financing	576	412
SBLOC	—	15
Consumer - home equity	—	10
Consumer - other	—	14
Total	1,461	2,006

Recoveries:
SBA non-real estate	140	51
SBA commercial mortgage	—	9
Direct lease financing	124	58
Consumer - home equity	—	1,099
Other loans	24	—
Total	288	1,217
Net charge-offs	1,173	789
Provision for credit losses, excluding commitment provision	5,741	2,513

Balance in allowance for credit losses at end of period	$22,374	$17,806
Net charge-offs/average loans	0.03%	0.03%
Net charge-offs/average assets	0.02%	0.01%

(1) Excludes activity from discontinued operations.

7

Loan portfolio	December 31,	September 30,	June 30,	December 31,
	2022 (unaudited)	2022 (unaudited)	2022 (unaudited)	2021
	(Dollars in thousands)

SBL non-real estate	$108,954	$116,080	$112,854	$147,722
SBL commercial mortgage	474,496	429,865	425,219	361,171
SBL construction	30,864	26,841	27,042	27,199
Small business loans	614,314	572,786	565,115	536,092
Direct lease financing	632,160	599,796	583,086	531,012
SBLOC / IBLOC *	2,332,469	2,369,106	2,274,256	1,929,581
Advisor financing **	172,468	168,559	155,235	115,770
Real estate bridge loans	1,669,031	1,488,119	1,106,875	621,702
Other loans ***	61,679	64,980	63,514	5,014
	5,482,121	5,263,346	4,748,081	3,739,171
Unamortized loan fees and costs	4,732	4,029	6,616	8,053
Total loans, including unamortized fees and costs	$5,486,853	$5,267,375	$4,754,697	$3,747,224

Small business portfolio	December 31,	September 30,	June 30,	December 31,
	2022 (unaudited)	2022 (unaudited)	2022 (unaudited)	2021
	(Dollars in thousands)

SBL, including unamortized fees and costs	$621,641	$579,156	$571,559	$541,437
SBL, included in loans, at fair value	146,717	159,914	168,579	199,585
Total small business loans ****	$768,358	$739,070	$740,138	$741,022

* Securities Backed Lines of Credit, or SBLOC, are collateralized by marketable securities, while Insurance Backed Lines of Credit, or IBLOC, are collateralized by the cash surrender value of eligible life insurance policies.

** In 2020, we began originating loans to investment advisors for purposes of debt refinance, acquisition of another firm or internal succession. Maximum loan amounts are subject to 70% of the estimated business enterprise value, based on a third-party valuation, but may be increased depending upon the debt service coverage ratio. Personal guarantees and blanket business liens are obtained as appropriate.

*** Includes demand deposit overdrafts reclassified as loan balances totaling $2.6 million and $322,000 at December 31, 2022 and December 31, 2021, respectively. Estimated overdraft charge-offs and recoveries are reflected in the allowance for credit losses and have been immaterial.

****The small business loans held at fair value are comprised of the government guaranteed portion of certain SBA loans at the dates indicated.

Small business loans as of December 31, 2022

Loan principal
(Dollars in millions)
U.S. government guaranteed portion of SBA loans (a)	$375
Paycheck Protection Program loans (PPP) (a)	5
Commercial mortgage SBA (b)	248
Construction SBA (c)	10
Non-guaranteed portion of U.S. government guaranteed loans (d)	100
Non-SBA small business loans	23
Total principal	$761
Unamortized fees and costs	7
Total small business loans	$768

(a)       This is the portion of SBA 7a loans (7a) and PPP loans that have been guaranteed by the U.S. government, and therefore are assumed to have no credit risk.

(b)       Substantially all these loans are made under the SBA 504 Fixed Asset Financing program (504) which dictates origination date loan to value percentages (LTV), generally 50-60%, to which the Bank adheres.

(c)       Of the $10 million in Construction SBA loans, $9 million are 504 first mortgages with an origination date LTV of 50-60% and $1 million are SBA interim loans with an approved SBA post-construction full takeout/payoff.

(d)       The $100 million represents the unguaranteed portion of 7a loans which are generally 70% or more guaranteed by the U.S. government. 7a loans are not made on the basis of real estate LTV; however, they are subject to SBA's "All Available Collateral" rule which mandates that to the extent a borrower or its 20% or greater principals have available collateral (including personal residences), the collateral must be pledged to fully collateralize the loan, after applying SBA-determined liquidation rates. In addition, all 7a and 504 loans require the personal guaranty of all 20% or greater owners.

8

Small business loans by type as of December 31, 2022

(Excludes government guaranteed portion of SBA 7a loans and PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(Dollars in millions)
Hotels and motels	$79	$—	$—	$79	21%
Car washes	18	1	—	19	5%
Full-service restaurants	12	3	2	17	4%
Lessors of nonresidential buildings	16	—	—	16	4%
Child day care services	14	—	1	15	4%
Outpatient mental health and substance abuse centers	15	—	—	15	4%
Funeral homes and funeral services	10	—	—	10	3%
Assisted living facilities for the elderly	10	—	—	10	3%
Offices of lawyers	9	—	—	9	2%
Packaged frozen food merchant wholesalers	9	—	—	9	2%
Gasoline stations with convenience stores	8	—	—	8	2%
Lessors of other real estate property	8	—	—	8	2%
Fitness and recreational sports centers	6	—	2	8	2%
General warehousing and storage	7	—	—	7	2%
Plumbing, heating, and air-conditioning contractors	6	—	1	7	2%
Limited-service restaurants	1	2	2	5	1%
Other miscellaneous durable goods merchant wholesalers	5	—	—	5	1%
Lessors of residential buildings and dwellings	5	—	—	5	1%
Other spectator sports	5	—	—	5	1%
All other amusement and recreation industries	4	—	—	4	1%
Gas stations	4	—	—	4	1%
Offices of dentists	3	1	—	4	1%
Other warehousing and storage	3	—	—	3	1%
Vocational rehabilitation services	3	—	—	3	1%
Other**	74	3	29	106	29%
Total	$334	$10	$37	$381	100%

* Of the SBL commercial mortgage and SBL construction loans, $85 million represents the total of the non-guaranteed portion of SBA 7a loans and non-SBA loans. The balance of those categories represents SBA 504 loans with 50%-60% origination date loan-to-values.

**Loan types less than $3 million are spread over a hundred different classifications such as Commercial Printing, Pet and Pet Supplies Stores, Securities Brokerage, etc.

9

State diversification as of December 31, 2022

(Excludes government guaranteed portion of SBA 7a loans and PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(Dollars in millions)
Florida	$65	$—	$4	$69	18%
California	61	3	3	67	18%
North Carolina	40	7	2	49	13%
New York	25	—	5	30	8%
Pennsylvania	18	—	1	19	5%
Georgia	15	—	2	17	4%
Illinois	15	—	1	16	4%
New Jersey	12	—	3	15	4%
Texas	12	—	3	15	4%
Tennessee	14	—	—	14	4%
Colorado	12	—	1	13	3%
Ohio	11	—	1	12	3%
Connecticut	10	—	1	11	3%
Virginia	8	—	1	9	2%
Michigan	4	—	1	5	1%
Other States	12	—	8	20	6%
Total	$334	$10	$37	$381	100%

* Of the SBL commercial mortgage and SBL construction loans, $85 million represents the total of the non-guaranteed portion of SBA 7a loans and non-SBA loans. The balance of those categories represents SBA 504 loans with 50%-60% origination date loan-to-values.

Top 10 loans as of December 31, 2022

Type	State	SBL commercial mortgage
	(Dollars in millions)
Mental health and substance abuse center	FL	$10
Hotel	FL	9
Lawyer's office	CA	8
General warehousing and storage	PA	7
Hotel	NC	7
Hotel	FL	6
Hotel	NY	6
Hotel	NC	5
Mental health and substance abuse center	CT	5
Assisted living facility	FL	5
Total		$68

10

Commercial real estate loans, excluding SBA loans, are as follows including LTV at origination:

Type as of December 31, 2022

Type	# Loans	Balance	Weighted average origination date LTV	Weighted average interest rate
	(Dollars in millions)
Real estate bridge loans (multi-family apartment loans recorded at amortized cost)*	130	$1,669	72%	7.69%

Non-SBA commercial real estate loans, at fair value:
Multi-family (apartment bridge loans)*	22	$354	76%	7.52%
Hospitality (hotels and lodging)	4	36	65%	8.00%
Retail	3	42	72%	7.30%
Other	3	11	73%	5.20%
	32	443	74%	7.48%
Fair value adjustment		(1)
Total non-SBA commercial real estate loans, at fair value		442
Total commercial real estate loans		$2,111	73%	7.65%

*In the third quarter of 2021, we resumed the origination of multi-family apartment loans. These are similar to the multi-family apartment loans carried at fair value, but at origination are intended to be held on the balance sheet, so are not accounted for at fair value.

State diversification as of December 31, 2022			15 largest loans as of December 31, 2022

State	Balance	Origination date LTV	State	Balance	Origination date LTV
(Dollars in millions)			(Dollars in millions)
Texas	$760	74%	Texas	$42	75%
Georgia	232	71%	Texas	39	75%
Florida	217	71%	Texas	39	79%
Ohio	95	69%	Texas	39	72%
Tennessee	98	72%	Tennessee	37	72%
Alabama	62	72%	Texas	37	80%
Michigan	72	70%	Michigan	36	62%
Other States each <$55 million	575	74%	Florida	32	72%
Total	$2,111	74%	Texas	32	67%
			Michigan	31	79%
			Tennessee	30	71%
			Missouri	30	72%
			Texas	30	62%
			Ohio	29	74%
			Texas	29	77%
			15 Largest loans	$512	73%

11

Institutional banking loans outstanding at December 31, 2022

Type	Principal	% of total
	(Dollars in millions)
Securities backed lines of credit (SBLOC)	$1,209	48%
Insurance backed lines of credit (IBLOC)	1,124	45%
Advisor financing	172	7%
Total	$2,505	100%

For SBLOC, we generally lend up to 50% of the value of equities and 80% for investment grade securities. While equities have fallen in excess of 30% in recent years, the reduction in collateral value of brokerage accounts collateralizing SBLOCs generally has been less, for two reasons. First, many collateral accounts are “balanced” and accordingly have a component of debt securities, which have either not decreased in value as much as equities, or in some cases may have increased in value. Secondly, many of these accounts have the benefit of professional investment advisors who provided some protection against market downturns, through diversification and other means. Additionally, borrowers often utilize only a portion of collateral value, which lowers the percentage of principal to collateral.

Top 10 SBLOC loans at December 31, 2022

	Principal amount	% Principal to collateral
	(Dollars in millions)
	$20	55%
	18	41%
	13	32%
	9	34%
	9	66%
	9	45%
	9	62%
	8	73%
	7	38%
	6	39%
Total and weighted average	$108	48%

Insurance backed lines of credit (IBLOC)

IBLOC loans are backed by the cash value of eligible life insurance policies which have been assigned to us.  We generally lend up to 95% of such cash value. Our underwriting standards require approval of the insurance companies which carry the policies backing these loans. Currently, nine insurance companies have been approved and, as of December 31, 2022, all were rated A- or better by AM BEST.

12

Direct lease financing* by type as of December 31, 2022

	Principal balance	% Total
	(Dollars in millions)
Construction	$115	18%
Government agencies and public institutions**	99	16%
Waste management and remediation services	69	11%
Real estate and rental and leasing	59	9%
Retail trade	49	8%
Transportation and warehousing	33	5%
Health care and social assistance	32	5%
Finance and insurance	31	5%
Professional, scientific, and technical services	19	3%
Manufacturing	18	3%
Wholesale trade	18	3%
Educational services	8	1%
Mining, quarrying, and gas extraction	4	1%
Other	78	12%
Total	$632	100%

* Of the total $632 million of direct lease financing, $555 million consisted of vehicle leases with the remaining balance consisting of equipment leases..

** Includes public universities and school districts.

Direct lease financing by state as of December 31, 2022

State	Principal balance	% Total
	(Dollars in millions)
Florida	$88	14%
California	68	11%
Utah	65	10%
New Jersey	42	7%
Pennsylvania	41	6%
New York	29	5%
North Carolina	29	5%
Texas	28	4%
Maryland	27	4%
Connecticut	23	4%
Washington	16	3%
Idaho	15	2%
Georgia	14	2%
Illinois	12	2%
Ohio	11	2%
Other States	124	19%
Total	$632	100%

13

Capital ratios	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of December 31, 2022
The Bancorp, Inc.	9.63%	13.40%	13.87%	13.40%
The Bancorp Bank, National Association	10.73%	14.95%	15.42%	14.95%
"Well capitalized" institution (under federal regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2021
The Bancorp, Inc.	10.40%	14.72%	15.13%	14.72%
The Bancorp Bank, National Association	10.98%	15.48%	15.88%	15.48%
"Well capitalized" institution (under federal regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Selected operating ratios
Return on average assets (1)	2.13%	1.73%	1.81%	1.68%
Return on average equity (1)	23.52%	16.60%	19.34%	17.94%
Net interest margin	4.21%	3.51%	3.55%	3.35%

(1) Annualized

Book value per share table	December 31,	September 30,	June 30,	December 31,
	2022	2022	2022	2021
Book value per share	$12.46	$11.81	$11.55	$11.37

Loan quality table	December 31,	September 30,	June 30,	December 31,
	2022	2022	2022	2021
	(Dollars in thousands)
Nonperforming loans to total loans	0.33%	0.16%	0.18%	0.10%
Nonperforming assets to total assets	0.50%	0.35%	0.39%	0.33%
Allowance for credit losses to total loans	0.41%	0.37%	0.40%	0.48%

Nonaccrual loans (1)	$10,356	$3,860	$3,698	$3,161
Loans 90 days past due still accruing interest (2)	7,775	4,415	4,848	461
Other real estate owned	21,210	18,873	18,873	18,873
Total nonperforming assets	$39,341	$27,148	$27,419	$22,495

(1)	Of the $10.4 million of nonaccrual loans at December 31, 2022, $3.1 million were guaranteed under various SBA loan programs, with the majority of such loans classified as nonaccrual in the fourth quarter of 2022. The majority of the balance of the increase in that quarter resulted from $3.1 million representing 78 vehicles from one leasing relationship which were marked to their estimated market value.
(2)	The majority of the fourth quarter increase resulted from $2.0 million for an IBLOC loan which is in process of pay-off from the cash value of life insurance, and $878,000 from an SBLOC loan which was brought current in January 2023. To the extent that IBLOC loans become non-performing or are not repaid by borrowers, the Bank can utilize the related cash value of life insurance collateral for loan repayment. Similarly, marketable securities collateralizing SBLOC loans may be sold to repay those loans.

Gross dollar volume (GDV) (1)		Three months ended
	December 31,	September 30,	June 30,	December 31,
	2022	2022	2022	2021
		(Dollars in thousands)

Prepaid and debit card GDV	$28,066,895	$28,119,428	$28,394,897	$24,821,576

(1) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp Bank, N.A.

14

Business line quarterly summary
Quarter ended December 31, 2022
(Dollars in millions)

		Balances
			% Growth
Major business lines	Average approximate rates *	Balances **	Year over year	Linked quarter annualized
Loans
Institutional banking ***	5.3%	$2,505	22%	(5)%
Small business lending****	6.1%	768	10%	17%
Leasing	6.3%	632	19%	22%
Commercial real estate (non-SBA loans, at fair value)	7.3%	443	nm	nm
Real estate bridge loans (recorded at book value)	7.4%	1,669	nm	nm
Weighted average yield	6.2%	$6,017			Non-interest income
						% Growth
Deposits: Fintech solutions group					Current quarter	Year over year
Prepaid and debit card issuance, and other payments	1.8%	$5,685	15%	nm	$21.8	10%

* Average rates are for the quarter ended December 31, 2022.

** Loan and deposit categories are respectively based on period-end and average quarterly balances.

*** Institutional Banking loans are comprised of security backed lines of credit (SBLOC), collateralized by marketable securities, insurance backed lines of credit (IBLOC), collateralized by the cash surrender value of eligible life insurance policies, and investment advisor financing.

**** Small Business Lending is substantially comprised of SBA loans. Loan growth percentages exclude short-term PPP loans.

15